                                RENTAL CONTRACT

              UNPROTECTED ACCORDING TO TBE TENANTS'PROTECTION LAW
                         (VARIOUS INSTRUCTIONS) OF 1968
   AS DRAFTED INTO THE TENANTS' PROTECTION LAW (CONSOLIDATED VERSION) OF 1972

Checked and found fit to the original
Advocate and Notary
I1an Shain
License nurnbcr: 5559

Signature                   Date
---------                   -----

Made and signed in TelAviv on February 8,1998

Between  1. 1. Perel & Co. Ltd., private company no. 51-058094

            2. Dar-Eli Construction and Investment Co. Ltd., private company no
                51-118394-9
                both together and separately and with mutual guarantee between themselves of 159 Ygal Alon St.Jel Aviv
                hereinafter called "the lessor"         on the one hand
                                                        ---------------

And between Memory Devices M.D. (1996) Ltd., private company no. 51-240389-0 through its authorized directoi- Jacob Malkin, ID no. 303912836 all together and separately and with mutual guarantee between themselves hereinafter called "the
tenant"                                                 on the other hand
                                                        -----------------

Whereas The lessor holds and is the owner of a hall marked in drawing no. 112 temporary + kitchenette + 2 'N(~S 4- a protected room inside the property object of the rental rented witha total of about 227 sq. m. gross (including 10% participation in its relative part of the common property object of the rental). These are the details of the common property object of the rental: a) The place where the garbagre bins will be set according to the plan of the authorities; b) The entrances (lobbies) of the staircases; c) The elevator




                                       1
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 I

shafts; d) Airways and piping ducts; e) Elevators' machine rooms; f) Entrance lobby to the property object of the rental ftom the elevator. g) The place for the electricity, telephone boxes (water meters) the hall is on the fifth floor (above the ground) facing southeast as it shows in the attached drawing painted yellow and marked with the Hebrew letter 41 aleph" and that is an inseparable part of the present rental contract, and that is situated in the building Wing no. 1 new building for high-tech industries with 6 floors and with halls for hi-tech industries (ground floor + 5 typical floors) with 2 staircases and 2 passenger elevators starting from the ground floor and until th.: Upper floor, situated in the industrial park Rabin Park Rechovot temporary plot 1006 formerly parcel 70 block 3695, called "the object of the rental"

And whereas The lessor declares that the property object of the rental is mortgaged in favor of Union Bank of Israel Ltd. as security for the management of its business and that as of the day of signature of the contract no legal stcps were taken by the bank to realize said mortgage.

And whereas The lessor wishes to rent the property object of the rental to the tenant in rental unprotected by the Tenants' Protection Law (Consolidated Version) of 1972 and/or any law that shall come in its place or is added about the same matter (hereinafter - "Tenwits' Protection Law").

And whereas The tenant has decided to rent the property object of the rental unprotected by the Tenants' Protection Law.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

              ACCORDINGLY, IT IS AGREED, DECLARED AND CONDITIONED
                        BETWEEN THE PARTIES AS FOLLOWS:

 1. The introduction to the present contract forms an inseparable part of it.

 2. The parties declare:

    A. On August 20, 1968 there were no tenants in the property object of the rental , defined in the Tenants' ?rotectiori Law as having the night to hold the property object of the rental ..

    B. The property object of the re.atal is located in a new building completed after August 20, 1968.

    C. The property object of the rental is not rented with key money and the tenant did not pay to the lessor any money and he is not bound to pay to the lessor any money, except the financial undertakings described in the present contract.

    D. The rental object of the present c.ontrwt is not protected under the Tenants' Protection Law.

    E. The lessor declares explicifly and advises the tenant and the tenant confirms the notice of the lessor that according to the building permit held by the contractor Pere] Dar-EIJ and according to the plans of the Rechovot Local Authority the use of the 'building where the property object of the rental is situated is for hi-tech industries only and/or uses permitted according to the building permit and/or the competent authorities. However, it is expressly emphasized that a basic condition of the rental contract between the tenant and the lessor is that no use

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       shall be made of the building where the propeiiy object of the rental is situated as a workshop, locksmith's workshop, carpentry, garage and other businesses and shops that cause noise or diit and that the destination of the units in the building where the property cibj-.ct of the rental is situated as registered in the regulations of the condominium is high technology industries excluding those that might caase a use that is contrary to the Abatement of Nuisances Law of 1961 and. irs regulations, and also according to the decisions and broadening by the Local Building and Planning Commission of Rechovot ancl/or any exceptional use, and/or a change of use as allowed by the Rechovot Local Commission. The tenant also declares that it is of its knowledge that the halls in the first floor might serve as exhibition halls, bank branch, halls for commerce and services and so on, and that it is preverited from claiming that said use entails a nuisance or causes it any darnage.

       Moreover, it is known to it that the structure of Wing C that is in the front of Wing A shall be used as ail exclusive restaurant and/or cafetenia and/or another use as permitted by the competent authonities.

 3. Canceled.

 4. Canceled.

 5. A. The lessor undertakes subject to the conditions of the present contract to rent the property object of the rental starting from April 5, 1998 and until April 4, 2001 (midnight) (hereinafter "the rental period").

    B. In spite of the terms of art. 5 A. above, concerning the rental period, the tenant shall have an option given by the lessor to extend the rental period for two additional rental periods (each one of them with 12 months), that is, starting from April 5, 2001 and until April 4, 2003 (midnight) and inclusive by the tenant.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]


       In order to dispel any doubts, in case the tenant exercises the option subject to the conditions of thal present contract, then said option shall apply to the whole year of rental (of 12 months). The first extended rental period shall start from April 5, 2001 and end on Apri'l 14, 2002 (midnight) and the second extended renta.1 period shall start on April 15, 2002 and end on April 4, 2003 (midnight), all according to the express condition that the tenant has fulfilled all his undertakings as detailed below:

       1) The tenant has faithfully fulfilled all the instructions of rental in that he has not breactic-d a fundamental breach of the contract during the rental period and has also made all the payments to the different authorities as rquired by the present contract.

       2) It is agreed between the parties that the option to extend the rental period shall be exercised automatically for 12 full months of rental unless the tenant advises the lessor at least 75 days before the end of the rental peniod or the extended rental period in writing according to the address above that it is not its intention to extend the rental period as de~,critbed in art. 5 B. above.

       C. The lessor shall be entitled to cancel the rental contract and bring it to an end, providing it has given advance notice about this in writing 60 days whenever the tenant has breached or does not fulfill in due time a fundamental condition of the present rental contract (hereinafter "fundamental breach"). In spite of the terms of this article, the tenant is given the possibility to repair the breach within 30 days from the day of

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


          delivery of said notice by the lessor and in case the breach is not repaired then the terms of the present article shall be fully valid.

          In order to dispel doubts it is agreed between the parties that in case the lessor breaches a fundamental breach then the tenant shall have the right to cancel the present rental contract according to the mechanism mentioned in item 5C above.

 6. A. The tenant undertakes to pay to the lessor for each month of the rental period of the property objecl of the rental the amount of US$ 2,497 + VAT as against a tax invoice:, equivalent to NIS 8,934 + VAT + linkage differentials. This amount Includes payment for 4 uncovered parking spaces on the roof that will be )or the use of the tenant, the places of the parking will be according to the attached parking plan marked with the Hebrew letter "Aleph I" and their places are marked in the plan as 122, 123, 124 and 125 in continuity.

       In order to dispel any doubts, the rental payment in dollars shall be translated into NIS according to the basic exchange rate known on the day of signature of the contTact, that is, on February 8, 1998 and that is the representative rate of exchange of NIS 3.578 per US$l and in total NIS 8,934 + VAT as required by law,

    B. The monthly rental payment shall. be paid once every 3 months in advance until the end of the rental period, that is, April 4, 2001 (midnight) while linked to the Cost-of-Living Index.

       1) It is agreed by the parti.-s that the said monthly rental payments shall be linked to the C onsumer Price Index as defined in the following detailed defin:ition, and they shall be according to the payment conditions 1he tenant undertakes to pay the linkage differences to the Ccnsamer Price Index immediately with the demand from the lessor together with VAT according to the law as it applies during the demand for payment.

       2) For purposes of the pr.-sent contract, the following terms shall have the following interpretation: a

          "Payment linked to the Consumer Price Index" - If it becomes clear from the Consuracr Price index published from time to time before any payment is dite from the tenant according to the present contract (hereinafter "the new index") that the new index rose compared to the index published on January 15, 1998 (hereinafter "the basic index") the 1.3wiment due from the tenant according to the present contract shall be paid with the increase in the same proportion of the raise of the new index compared to the basic index, but not less than the basic index, that is, 153,1 points.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]


       3) "ConsurneT Price Index" - The Consumer Price index includes fruit and vegetables, and it Is :;et by the Central Bureau of Statistics and the Research Department, or by any other Government body, or any official index coming in its place, whether it comes or not, if another index comes, the index shall be according to the proportion set by the said Bureau bc:tween it and the exchanged index. In case said Bureau duTing 3 months from the day of publishing of the other index does not set the above proportion - the said proportion shall be set in consultation with economics experts, in such a way that each party to the contract appoint one economics expert on its behalf If the two said experts do not reach agreement they shall appoint a third expert and the decision of the third expert shall bind the parties for all purposes.

          The dates of the payments mentioned in the present contract are a fundamental condition of the contract and breach of one of these conditions shall be censidered a fundamental breach of the contract. In spite of the terms of the present article, it is agreed between the parties that a delay of up to 7 days in the payment of rental by the tenant to the lessor shall not be considered a fundamental breach ofthe conditions of the contract.

    C. On the occasion of signature of the contract the tenant shall pay the lessor the amount of NIS 26,802 ~toj~;ether with VAT as required by law on account of rental for the period April, 5, 1998 - July 4, 1998 and the signature of the lessor on the present rental contract shall serve as proof for the receipt of the said amount. The balance of rental payments for the above period starting from July 5, 1998 shall be paid to the lessor according to art. 6 B. above.

    D. It is agreed between the parties that upon the extended option period, as per the aforementioned Article 5b, will be an addition of 5% to the monthly rent for the extended. option period only. When the monthly rent is according to the provisions of this rent contract is adjusted to the consumer price index as detaitecl on the Article 6b (1,2,3) aforementioned, and that a rate of 5% will be added during the option period -i- VAT according to the law.

       In order to dispel any doubts, the rental payment for each month of rental from April 5, 2001 until April. 4., 2003 (midnight) in the amount of $2,622 + VAT while this amount is trarslated into NIS according to the basic rate of exchange of the dollar knoxAm on the day of signature of the present contract compared to the indox to be known on the day of actual payment of each and every payment.

       In order to dispel any doubts, the payment of VAT shall be made by postdated check to the 15 of the month of the reported month, that is, 15 of the month after the date of actual payment of the rental payment.

    E. It is hereby agreed that non pa)ment of a check and/or note given by the tenant in due time shall cause -.*:hat the tenant shall bear fees for lack of honoring the check and/or noi:ewith banking interests for overdrafts at the rate acceptable at the Union Bank of Israel Ltd.

 7. The tenant hereby declares that it is known to it that besides the rental payments it must pay VAT as required by law.



        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

 8. A. The tenant shall use the property object of the rental only for the purposes of high-tech offices business activity computers and all that is connected with that and shall receive f:or this a license from the authorities about managing its business in the property object of the rental .

    B. Any advertisement or sign of the tenant shall be paid by the tenant and be ordered in common through the lessor. The place, size, shape and color shall be set exclusively by th,.- lessor and/or the architect and engineer of the building.

    C. The tenant hereby declares that ).t has know-how about its business and its licenses for operations and that before signing the present contract it had the opportunity to check and it indeed actually checked the suitability of


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       the property object of the rental for the purposes of the rental and the possibility to receive a licens,.- or licenses required to operate the purpose of the rental in the propefty object of the rental as it is, and that it found the property object of the rental and concerning the matter of receiving said license.

       The tenant undertakes to manage its business in the property object of the rental in the framework of the purposes of the rental according to all the licenses and permits required according to the law of any authority and/or government, city or any other body for business licenses and be granted at its account and responsibility any said license and permit in order to the requirements of the Law.

 9. A. The tenant has checked the property object of the rental , found it suitable to the purposes of the rental and declares that it did not find any unsuitability. If any such umultability then it waives any remedy that is given to it for the unsuitability ind also any claim because of hidden fault and/or after visual checking correct as of the time of signature of the present contract the terms of the present article shall be adapted even to construction made in the property object of the rental according to the building plans that the tenant imdertakes to deliver within 21 days from the date of signature of the present contract. It is also known to the tenant that the weight on the ceiling areas - is the usable weight of 500 kg. per square meter and that before the introduction of equipment into the property object of the rental it must receive professional advise and instructions from the building engineer, Mr. Yaakov Chai,

    B. The lessor undertakes at the incment of delivery of the possession of the property object of the rental, the property object of the rental as detailed in the attachment attached to tht. present Tental contract. It is an inseparable part of it and marked with the Hebrew letter "Beit".

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

    C. 1. The tenant hereby undertakes to present within 21 days from the date of signature of the prestnt contract the building plans of the property object of the rental if the tenant to the landlord the plans within 21 days then the rental period that starts on April 5, 1998 and the date of delivery of the possession shall be delayed for the same number of days of delay in presentling, the plans.

       2. The lessor shall be entitled to delay the delivery of possession of the property object of the r,-,ntal because of lack of completion of building and this not later than May 5, 1998 and in this case the lessor shall give notice to the tenant about the change of date of delivery of at least 7 days in advance.

          In order to dispel any doubts all the dates mentioned in the present contract and that relate to dates of payment and rental period shall be changed in accordance to the delay in delivery of possession as mentioned in this sub-Iteni C.

       3. In case of delay in delivery of possession that is a result of an omission of the lessor beyond May 5, 1998 then the tenant shall be entitled to cancel the contract and receive back immediately all the rental payments it has made, linked to the Consumer Price Index.

       4. In order to dispel doublis if the tenant presents the plans within 21 days from the date of signature of the present contract then the lessor tindertakes to finish the construction of the property object of the rental according to the plans presented to it by the tenant in due time within 45 days from the date of presentation of the plans. If the lessor was successful in finishing the construction of the property object of the rental accoreling to the plans before its time then it is

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          agreed between the pixties that the tenant undertakes to receive possession of the property object of the rental after notice from the lessor that the property object of the rental is ready for occupation and in this case all the dztes mentioned in the present contract and that relate to dates of payment and rental period shall be changed in accordance to the advanced delivery of possession of the property object of the rental.

10. The lessor and/or its representative w-e permitted to enter the structurc of the property object of the rental at any reasonable time and with previous coordination in order to verify if the instructions of the present contract are being fulfilled by the tenant, but this check and/or right to check does not give to the tenant any right to breach and/or continue to breach the present contract.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

11. A. It is expressly emphasized that die rental period is of three years only. That is, from April 5, 1998 till April 4, 2001 (midnight) only and all according to the conditions that the lessor received the improvement plans within 21 days from the date of signature of the present contract. The extended rental periods shall be as detailed aboNe and under the express condition that the tenant has fulfilled its undenakings according to the conditions of the contract and in no case no more than the periods detailed in the present contract in arts. 5 A. and B. above.

12. The lessor declares that the property object of the rental was delivered to the tenant while it is connected to the electricity gnid and to the water lines while it has arranged all matters concerning 1:he: connections to electricity counters at the Electricity Company and the Local Authority on its account only.

13. Besides the said rental payments, the tenant shall bear payments for the following matters that will be paid by it starting from the day the tenant has entered the property object of the rental .

    a. General municipal taxes set by the Municipality and Business Tax in case it is due.

    b. Water supply and use of water and electricity bills, garbage fees and any city fees due by the tenant in the rented property object of the rental .

    C. Payment of expenses of senica and maintenance insurance for the airconditioners and smoke and fire: detectors found in the property object of the rental .

    d. The payments set by the ,ondominium commission or building commission where the property object of the rental is located and/or expenses for current maintenanc.- and cleaning of the staircase and patio of said building. In order to dispel any doubts, the participation of the tenant in said expenses according to art. 13 d. shall be in proportion to the area under its use relative to the gerieral area of all the tenants of the building.

    e. it is known to the tenant that ~thf: building where the property object of the rental is situated shall be managed by a condominium commission by or through a maintenance company or a management company that shall sign a contract with the condominium commission and that the tenant undertakes towards the lessor -m bear all maintenance expenses of the property object of the rental and the common property object of the rental attached to it and all according to what is set for each tenant and unit owners where the property obJect of the rental is situated whether through the condominium commission c)r through the maintenance company or management company as decided upon by the condominium commission or the tenants and owners of units in the building it is agreed between the parties that in case the cost ofmanagement fees and maintenance expenses of the common property object of the rental only shall not be more than US2 at the representative rate of exchange per I sq. m. gross + VAT as required by law.

14. Any bill submitted according to art. 13 above by the body to whom it is due payment shall. be an apparent proof for the matter of amount of the debt relative to bills for the period that only partially related to the periods when the tenant has rented the property object of the rental , then the tenant shall pay only its relative part.

    In spite of the above, it is agreed between the parties that the tenant shall have an extension of 21 days from the receipt deniands from the authorities to check the debt for purposes of payment. After diis it shall owe the payment.

15. The tenant shall be responsible for any fine, collection fee, interest and payment imposed for delays in executing said payments in art. 13, and it shall pay them within 21 days from the date it was required to do so.

16. The lessor is entitled to pay any notice of payment for matters mentioned in art. 13 above in case they are not paid by the tenant and the tenant has not received any notice from the several authorities to pay the debts. In this case, the tenant shall pay to the lessor any amount paid by it within 21 days from receipt of a notice about it from the lessor and against the legal certifications of the payments that were made, and the tenant shall not be entitled to object to the amount as per art. 13 above. And this as said after die tenant has received a respite of 21 days to check the amount of the debt to the se.-veral authorities.


        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

17. A. The tenant undertakes to make reasonable use of the property object of the rental and it is responsible for any damage in the property object of the rental and/or any malfunction occurred and/or caused to it, except damages caused in the property object of the rental by normal wear and tear.

    B. The tenant is not entitled to inake any changes or any investments in the property object of the rental . If in spite of the instructions of the present article the tenant makes changes and additions in the property object of the rental, it shall not be entitled to any payment for them and the expenses of returning the property object of the rental to its previous state shall be bome by the tenant and they shall be paid by it within 21 days from the day of demand from the lessor. In case the tenant wishes to make any changes for purposes of the rental it must receive from the lessor its agreement but under the expres3 condition that it is known to it that any addition added by the tenant -to the structure of the property object of the rental shall belong to the lessor including electrical installation installed in the property object of the rental ,

    C. Subject to the terms of sub-article B. above, the lessor agrees to make it possible for the tenant to make internal changes in the property object of the rental for purposes of th: rental including construction of additional partitions and/or moving or cancellation of existing partitions and also to invest investment in the properly object of the rental but not to destroy external walls and not to damage the foundations of the structure. And all this under the express condition that the tenant expressly declares to the lessor that during the evacuation of the property object of the rental the state of the property object oil' the rental shall stay as it was at the eve of the evacuation unless the lessor agrees that these investments shall stay in the property object of the rental - in this case any addition that the tenant leaves shall belong to the lessor -without any consideration from its put.

       It is also agreed that in case there will be the need to whitewash the walls as a result of the use of th-.- property object of the rental the tenant undertakes to whitewash thern before it evacuates the property object of the rental .

    D. Any waiver or agreement aboul any matter that one party has waivedOT agreed in favor of the other part), shall only be valid if it is given in writing and it is signed by it.

18. At the end of the rental period or at 1he end of the extended rental period, all according to the situation, the tenara 3hall evacuate the property object of the rental of any person and/or chattel that does not belong to the lessor and return the possession of the property object of the rental to the lessor while the property object of the rental is clean and without any damage, except for reasonable wear and tear (evacuation according to the present article shall be called "evacuation of the property object of the rental ").

19. The tenant shall evacuate the property object of the rental immediately, in The event of any of the following:

    A. The tenant has made a fundarnental breach of the present contract and received a notice in writing about it from the lessor to repair the breach within 30 days from the notice in registered letter and did not repair the breach,

    B. An order of apprehension of assets is given against the tenant or a receiving order for its assets is given or a dissolution order against the tenant and the order is not c2mcelled within 60 days from the date of the order or if the tenant has given notice of voluntary dissolution.

    C. Without prejudice of the above:, the tenant has not paid a payment of the payments imposed according to the present contract. For instance rental payments, municipal taxes, payments to the Electricity Company and so on, for more than a period of '; nionths.

    D. Without prejudice to the abvve the tenant uses the property object of the rental for purposes other than expressly agreed above,

    E. In spite of the terms of the piesent article, it is agreed between the parties that this action which means of the immediate evacuation property subject of this rental shall not be taken by the tenant unless he was given beforehand an advance notice, of 30 days in writing to repair the breach and the breach was not repaired by it. In order to dispel any doubts the temis of sub-article E valid or). all sub-articles A, 13, C, D in this article.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

20. A. If the tenant is obliged to evacuate the property object of the rental for any reason whatsoever, then the tenant shall pay the lessor for each day of delay in the evacuation of tie property object of the rental as above previously agreed compensatiDn of US$150 per day of delay. This amount shall be paid as exchanged into new Israel] shekels according to the representative rate of exchange of the dollar at the date of payment of the compensation agreed in ihe present article. The above agreed compensation is as defined in the Law of Contracts (Remedies against breach of contract) of TashW'a - 1971.

    B. The above does not contain anything in order to prejudice the night of the lessor to sue for repossession and/or immediate evacuation of the tenant from. the property object of the rental and return of the exclusive use and possession of the property obj,xt of the rental in its hand or any other remedy given it by the present contract or according to the law. And all under the express condition that the lessor has succeeded in its suit against the tenant.

21. A. The tenant undertakes to take m -asuies of care in order to avoid damaging actions and/or damages against any person and/or asset and to prevent the disappearance of any object ftom the structure of the property object of the rental .

    B. The tenant undertakes to compensate the lessor for any amount as decided against the lessor for suits whose cause of action is damages or damages to a person and/or assets connected to the property object of the rental during the rental period whose source and/or are connected directly to its actions or omissions except events that liappened in public areas.

       It is agreed between the parties that said compensation shall be valid in cases where the tenant is given a. written notice about the suit as above and the provision of opportunity for the tenant to defend itself against it.

22. In any case that the tenant evacuates a:ad/or abandons the property object of the rental within the rental period, wht-th.-r by its own initiative or for any other reason whatsoever, which depended on him, the tenant shall pay the lessor the rental payment and all the other pa~mmts due from it according to the present contract, until the end of the rental pericd.

23. The tenant undertakes to insure on its account the contents of the property object of the rental with extended fire insix.rance including risks of burglary, inundation and earthquake for the period of use, and it undertakes to present to the lessor within 30 days from the date of start ofthe rental period a valid insurance policy as above and a copy of the temporary c,:)ver within 10 days there is nothing in the above in order to prejudice the responsibility of the tenant for any damage caused to the property object of thei-ental in. the responsibility of the tenant the insurance policy shall include a condition that the insurer has no right of return against the lessor and also the tenant undertakes to insure itself with third party liability insurance including fire, explosion, natural disasters and panic risks with the limits of responsibility of NIS 500,000 per case and NIS 1,000,000 according to the conditions of the policy. The teriEnt shall be the only responsible for any action whatsoever against the lessor for body damages that arises from the use of the property object of the rental and it also undertakes to compensate the lessor for such actions if they are submitted and decided against it.

    In order to dispel any doubts it is agrced between the parties that insurance for the structure of the property object of the rental shall be made by the leSSOT.

24. A. It is expressly agreed that th~ ienant is not allowed to rent the property object of the rental and/or deliver its possession to others unless it receives the agreement in wn'ting for this from the lessor and also the tenant undertakes not to transfer the present contract Or any right or permission or benefit arising from it to another or to allow the use of the property object of the rental or part of it in any way whatsoever, except by the workers of the tenant.

    B. In spite of the terms of art. 24 YL it is agreed between the parties that the tenant is entitled to grant in patt of the property object of the rental the right of use to professionals cor sub-teriants. But the tenant declares to the lessor that the sub-tenants is only by permission in the property object of the rental and that any responsibility towards the lessor falls on the tenant towards the lessor including eva,-,uation of the property object of the rental by the sub-tenants accordingto the present rental contract.


        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

25. The lessor is entitled to sell the property object of the rental without the agreement of the tenant to any third party under the condition that the third party knows that it is buying the propeity object of the rental with a tenant under contractual conditions between the tenant and the lessor and that in this case there shall be valid the conditions of the contract even on the third party until the end including the option to extend the rental period in case and there will be an extension of the rental period. As mentioned in the conditions of the present rental contract.

26. Any payment that the other party MUSt make according to the present contract and the other party has paid it for any justified reason the owing party undertakes to return immediately to the party who paid it and who does not owe its payment and all this against presentation of a proper receipt, together with linkage differences and interest according to the Interest and Linkage Law.

27. A. It is agreed between the parties that the tenant is not allowed to bring the present contract to an end bef3re the end of the use period and even if the tenant stops the use or enjoyinerit of the property object of the rental for any reason whatsoever before the end of use period, it undertakes to continue paying for the use until the end of the rental period according to the present contract. The above does not prejudice the lessor's right to sue the tenant for any balance of use payment until the end of the use period according to the contract and also demand from the tenant any damages caused or to be caused to the property object of the rental and also demand from the tenant any payment that the tenant owes according to the contract and did not make it.

    B. It is agreed between the parties that in spite of the terms of art. 27 A. above and art. 22 above, the tenant shall be entitled to advise the lessor during all the rental period either the basic one or the first extension or the second extension if there will be such advance notice of 60 days about its wish to stop the contracraal rental cornection and all under the condition that It has the possibility to bring a sub;titute tenant to the satisfaction of the lessor and who enters into the place of the tenant and adopts the conditions of the present rental contract. In this case if a proper substitute tenant is found and a new contract is signed with him about the property object of the rental the parties shall consider the rental contract as reaching its end after 60 days from the receipt of the advance notice and under the condition as said that a new rental contract was signed with the new tenant.

    If a substitute tenant is not found the tenant undertakes to fulfill the conditions of the contract unti.1 the end of the rental period of 12 full months.

28. A. To assure all the undertakings of the tenant according to the present contract and without prejudice of the other undertakings of the tenant including evacuation of the property object of the rental on time, the payment of any damage caused to the property object of the rental, and the payment of rental payments and the payments imposed on the tenant in the present contract. The tenant shall deposit into the hands of its attorney Adv. Ilan Shain at the delivery of the possession of the property object of the rental. Autonomous and unconditional bank guarantee equivalent to 3 months of rental that is USS7,491 linked Cost-of-Living Index hereinafter "the bank guarantee" this gwxantee shall be collected by the lessor or its attorney subject to sub-article C.

       The tenant undertakes that the: bank guarantee is valid until 3 months + 30 days after the end of the rental period. The cost of this guarantee shall be borne only by the tenant. Nevertheless what is said in any place even for what is said in any other placc; i-t is agreed that the bank guarantee shall be delivered to the lessor or its attOrney not later than the day of entrance of the tenant into the property objcct of the rental and its presentation to the lessor is a condition to the delivery of possession of the property object of the rental to the tenant.

    B. Besides the terms of sub-article A, the tenant shall deposit into the hands of the trustee attorney Adv. Ilan Shein (hereinafter: "the advocate") 2 noncommercial checks without dates to the order of the Electricity Company and the condominium commission of Park Rabin Building Pninat Binyanei Madah. These checks shall tie returned to the tenant after a period of 30 days after the evacuation of the property object of the rental by the tenant and all this in case the tenan't presents proper receipts that it has paid its debts to the Electricity Comp,W; and to the condominium commission. In case the tenant does not pr,.-sent these receipts then the lessor or the attorney shall be entitled tD pay these debts with these checks after passing of this period in case the tenant leaves debts with the Electricity Company and to the condominium commission.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

    C. It is agreed between the parties that the return of the guarantees described in item A B above to the teriantshall be made only after presentation of all the receipts required from the tenant for payments that it paid to the several authorities and to the management company and all according to the instructions of the present contract.

       The tenant hereby gives to the lessor and/or the attorney Adv. Ilan Shein an advanced and irrevocable order that cannot be cancelled and/or changed in any way by it that in any case of lack of payment by the tenant of rental payment and/or other payments set in the present contract with the addition of said linkage in full ;md in due time and in any case of lack of evacuation of the properly object of the rental and return of possession to the lessor according to the instructions of the present contract the lessor shall have the right by himself or through its attorney to execute the guarantee.

       It is agreed that the lessor and/or its attorney shall not act unless a written notice was sent by registered mail to the tenant with confirmation of receipt and 30 days passed i~om the day of sending the notice and the breach was not repaired. If the breaches are repaired by the tenant and the tenant paid all its debts to all th,.- authorities and presented proper receipts the guarantee bill shall be retamed to the tenant by the lessor or its attorney.

    D. It is agreed between the pailies that the receipt of the bank guarantee and/or the non-commercial .-hi-Icks according to the conditions of the present contract do not represent a waiver on the part of the lessor of the right to other remedies agains-t the tenant whether these are remedies specified in the body of the contract or remedies at the lessor's disposal from any law effective at the date of signature of the contract or that will be in effect at the date of the breach.

    E. The non-deliveTy of any secun'Eles In due time that originates from the omission of the tenant is considered a fundamental breach of the contract by the tenant and the lessor shall be entitled without prejudice to its other rights to cancel the contract and/or delay the delivery of possession of the property object of the rental to the tenant according to its discretion.

29. It is expressly agreed and conditioned that the parties consider the present contract as a contract that allows the use of the property object of the rental for the period mentioned in the present contract only or any extended period if this is done in accordance to the contract and that at the end of said use period there shall expire any permission of use of the property object of the rental by the tenant and no person or body whatsoever except the lessor shall not have the right to use the property object of the rental anymore or to be in it.

30. It is agreed that in any case that the lessor does not exercise its rights springing from the present contract any delay or extension shall not be considered as any waiver and/or agreement and/or confession by it.

31. Any behavior extension or waiver of license to receive money or change shall not have the power to point to any intention of any party to waive any rights of its rights according to the present corilract and shall not be valid legally for any change unless the change was made cxplicitly in writing and is signed by the parties in writing.

32. It is agreed between the parties that wk:hin 21 days from the date of signature of the present rental contract the tenant and the lessor shall communicate to the Municipality, to the Electricity Company to the telephone company and to other authorities the fact that the tenant is an improtected tenant in the property object of the rental .

33. The parties set that because the property object of the rental is inside a new building the responsibility for faulty work or faulty building materials shall be of the lessorfOTthe possession and maintenance period and in case of urgent repairs (electrical short circuits, bursting of pipes and so on) the fault shall be repaired within 24 hours from the time a notke about the fault if the lessor does not do it then the tenant is entitled to make the repair on its account and the lessor undertakes to return to the tenant inunediately even the expenses of this repair according to bills and/or receipts presented to it from competent professionals for the repairs that are not urgent and are repaired within 7 days.

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

34. The parties set that a breach of any instruction and/or condition of the conditions in articles- 5, 8, 9, 13, 17, 19 and 27 above are considered ftindamental breach of the conditions of the present contract.

35. The parties choose for themselves fo-.r purposes of the present contract and all that is connected to it the following addresses:

    The lessor: As mentioned above (in the introduction)

    The tenant: As mentioned above (in the introduction).

    Any notice sent by registered mail fi-ora any branch of the Israeli Post Office by one of the parties to the other according to the above addresses shall be deemed as received in its destination not later than 72 hours after it was delivered for mailing as above.

36. The parties have read carefully the contents of the present rental contract and signed it of their own free will.

37. In case the terms the lessor and/or the tenant speak of more than one person (or body), each of the individual lessors and/or tenants, according to the case, is responsible according to the present contract together and separately. Any time that one of the individual lessors and/or tenant signs any document, bill, letter, notice of confirmation of any kind in all matters pertinent to the present contract, its execution or concerning it, his signature shall bind the other individual lessors and/or tenants, according to the case ud the signature on the present contract by the individual lessors and/or tenants shall be considered for all matters as giving the right to the individual lessors &adt'or tenants according to the case, among themselves and from one to the othcr, to bind the other individual lessors arid/or tenants according to the case in all matters concerning the present contract.

           AND THEREFORE THEY HAVE CAUSED THEIR SIGNATURES TO BE SET

                                   UPON THIS:

           (-)                                 (-)
           The Lessor                          The Lesssor

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd.
        Construction and Investment                  51-240389-0]
              Co. Ltd.]

                                  ATTACHMENT B

That is an inseparable part of the rental contract
Made and signed in TelAviv on February 8,1998

Between

1. I. Perel & Co. Ltd., pn.vate company no. 51-058094
2. Dar-Eli Construction and Investment Co. Ltd., private company no.
   51-118394-9
   both together and separately and with mutual guarantee between themselves of 159 Ygal Alon st.,,rel Aviv

hereinafter called "the lessor"                               on the one hand
                                                              ---------------

                                  And between


Memory Devices (M.D.) (1996) Ltd., private company no. 51-240389-0 through its authorized director Jacob Malkin, 1D no. 303912836 of______________________________
hereinafter called "the tenant"                             on the other hand
                                                            -----------------

 1. According to the terms of the rental contract in art. 9 (D) the lessor undertakes to deliver the property subject of the rentai to the tenant with the property subject of the rental having the following items on account of the lessor:

    A. Decorative ceiling of the Random type 1.22 x 0.61 according to the price of US$ 17 per meter.

    B. Internal division with plaster walls (with the calculation of 25 sq. m. floor area per room) standard type straight with thickness of 10 cm with insulation 2 + mortar + Emulldr paint according to the price of US$30 per sq. m.

    C. Each room with a door will have fillings and painted lintel with Formica covering, or a laminated wood door with oil paint, or a Decoral door according to the price of US$ 180 per unit of white paint.

    D. Floor-to-floor carpeting Logo or Coral Stone, or Bravo at a price of US$ 12 per net sq. m. (including labor, panels and depreciation).

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd. 51 -
        Construction and Investment                  240389-0]
              Co. Ltd.]

    E. Split air-conditioning or mini-central unit with conditioning power according to need in the manufacturer's standard.

    F. Fire and smoke detection system according to the standard.

    G. Lowered ceiling to cover the air-conditioner's motor.

    H. 20 light points.

    I. Electricity power 40 X 3A (aniperes).

    J. 20 electrical outlets.

    K. 15 telephone outlets.

    L. 15 built-in lighting points 121) x 20 louvre perspex according to the price of US$50 per unit (including installation).

    M. 1 post office box at the entrance lobby at the ground floor.

    N. 4 points for cold water + basin and tap equivalent to the existing accessories in the kitchenette.

It is agreed between the parties that during ihe evacuation of the property subject of the rental all the items listed above shall stay as property of the lessor.

           AND THEREFORE THEY HAVE CAU!SED THEIR SIGNATURES TO BE SET
                                   UPON THIS:


           (-)                                 (-)
           The Lessor                          The Lesssor

        [Stamp: I, Perel & Co. Ltd             [Stamp Memory Devices
                Dar-Eli                         (M.D.) (1996) Ltd.
        Construction and Investment                  51-240389-0]
              Co. Ltd.]

Checked and found fit to the original
Advocate and Notary
Ilan Shain
License number: 5559



-------------------------  ---------------
Signature                  Date